UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     5/19/03
                Date of Report (Date of earliest event reported)

                               Safeco Corporation
               (Exact name of registrant as specified in Charter)

WASHINGTON                      1-6563                          91-0742146
(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

Safeco Plaza, Seattle Washington                                98185
(Address of principal executive offices)                       (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)

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                                TABLE OF CONTENTS

Item 5 Other Events and Regulation FD Disclosure
Signature

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Item 5. Other Events and Regulation FD Disclosure


The following press release was furnished today by Safeco Corporation.

FOR RELEASE AT 1:30 PACIFIC TIME
INVESTOR RELATIONS CONTACT:                 Neal Fuller, 206-545-5537
                                            Christine Mead, 206-925-1448
MEDIA RELATIONS CONTACT:                    Paul Hollie, 206-545-3048




                          SAFECO ESTIMATES STORM LOSSES

     SEATTLE -- (May 19, 2003) -- Safeco (NASDAQ: SAFC) announced today that claims stemming from the recent string of Midwest and Southern tornadoes, added to losses from violent hailstorms in Texas earlier in the quarter, are estimated at nearly $90 million in pretax catastrophe losses. This figure represents losses through May 16, with six weeks remaining in the quarter. The effect on second-quarter net income is currently estimated to be $0.42 per diluted share on an after-tax basis.

     "Insurance is about delivering on promises," said Mike McGavick, Safeco chairman and chief executive officer. "These horrible storms show why our product is so important. By providing fast, personalized claims service, we can help the people affected. That's exactly what we are doing."

     Safeco's   National   Catastrophe   Team  began   assessing  the  situation
immediately after the first tornadoes touched down on May 4. Surveyors and adjusters were in the field within hours, issuing payments to Safeco customers for emergency repairs and living expenses. As the storms continued, additional claims staff from around the country supplemented the national team to assist with the volume of claims.

     In Safeco's first-quarter earnings announcement on April 28, the company stated that losses from Texas hailstorms in early April totaled approximately $30 million, ending the recent trend of relatively low weather-related catastrophe losses. The tornadoes and other severe weather events in six states are expected to add more than $55 million in losses.

     Safeco will announce its second-quarter  financial results on Monday,  July
28.

     Safeco, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products through independent agents and financial advisors nationwide.

                                      ###



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                  FORWARD-LOOKING INFORMATION CONTAINED IN THIS
                NEWS RELEASE IS SUBJECT TO RISK AND UNCERTAINTY
Statements, analysis and other information contained in this news release that relate to anticipated financial performance, business prospects and plans and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this news release that are not historical information are forward-looking. The operations, performance and development of our business are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in or suggested by the forward-looking statements in this news release. The risks and uncertainties include, but are not limited to:

o the ability to obtain rate increases and decline or non-renew underpriced insurance accounts;

o    achievement of premium targets and profitability;

o    realization of growth and business retention estimates;

o    achievement of overall expense goals;

o success in implementing a new business entry model for personal and commercial lines;

o success in obtaining regulatory approval of price-tiered products and the use of insurance scores, including credit scores as a component;

o    the ability to freely enter and exit lines of business;

o    changes in the mix of Safeco's book of business;

o    driving patterns;

o the competitive pricing environment, initiatives by competitors and other changes in competition;

o weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

o    the occurrence of significant natural disasters, including earthquakes;

o the occurrence of significant man-made disasters, such as the attack on September 11, 2001 or war;

o the occurrence of bankruptcies that result in losses under surety bonds, investment losses or lower investment income;

o the adequacy of loss and benefit reserves for the Property & Casualty and Life & Investments businesses;

o the ability to run off the Lloyds of London business without incurring material unexpected charges;

o    the availability of, pricing of, and ability to collect reinsurance;

o the ability to price for, exclude and reinsure the risk of loss from terrorism;

o interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;

o    the outcome of any litigation against us;

o legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates and availability of coverage;

o changes in tax laws and regulations that affect the favorable taxation of certain life insurance products or that decrease the usefulness of life insurance products for estate-planning purposes;

o the effect of current insurance and credit ratings levels on business production and the effect of negative changes to our ratings;

o inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic sectors that increase the severity of claims;

o    availability of bank credit facilities;

o the profitability of the use of derivative securities by Safeco Financial Products, Inc. (SFP);

o    fluctuations in interest rates;

o    performance of financial markets; and

o    general economic and market conditions.

We assume no obligation to update any forward-looking statements contained in this news release.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          Safeco Corporation
                                          Registrant


Dated: May 19, 2003                By:    /s/Christine B. Mead
                                          -----------------------
                                          Christine B. Mead
                                          Senior Vice President,
                                          Chief Financial Officer and Secretary